UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2015 (May 15, 2015)

Bimini Capital Management, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 15, 2015, Bimini Capital Management, Inc. (“Bimini”) entered into a  Settlement Agreement and Release (the “Settlement Agreement”) to settle the lawsuit originally filed on July 16, 2010 in the Supreme Court of the State of New York, New York County by a note-holder in Preferred Term Securities XX (“PreTSL XX against Bimini Capital, the Bank of New York Mellon (“BNY Mellon”) and Hexagon Securities LLC (“Hexagon”) and nominal defendants BNY Mellon and Preferred Term Securities XX, Ltd. (“PreTSL XX”), captioned Hildene Capital Management, LLC, et al. v. The Bank of New York Mellon, et. al.  The complaint, filed by Hildene Capital Management, LLC and Hildene Opportunities Fund, Ltd. (“Hildene”), alleges that Hildene suffered losses as a result of Bimini’s repurchase of all outstanding fixed/floating rate capital securities of Bimini Capital Trust II for less than par value from PreTSL XX in October 2009.  Hildene alleged claims against BNYM for breach of the Indenture, breach of fiduciary duties and breach of the covenant of good faith and fair dealing, and claims against Bimini for tortious interference with contract, aiding and abetting breach of fiduciary duty, unjust enrichment and “rescission/illegality.”  Hildene also alleged derivative claims brought in the name of Nominal Defendant BNYM.   (Subsequently, Hexagon and Nominal Defendant PreTSL XX were voluntarily dismissed without prejudice by Hildene.)  PreTSL XX, Ltd. moved to intervene as an additional plaintiff in the action, and Bimini and BNYM opposed that motion.  The court granted PreTSL XX, Ltd.’s motion to intervene and the Appellate Division, First Department affirmed that decision.  In May 2013, Hildene voluntarily dismissed its purported derivative claims brought in the name of BNYM, including its claim for “rescission/illegality.”  On April 14, 2014 and May 18, 2014, Stipulations of Partial Discontinuance were filed with the court that dismissed all claims between and among Hildene and BNYM, and PreTSL XX and BNYM.

The Settlement Agreement is between Bimini, Hildene and PreTSL XX.  (Claims between Hildene and BNY Mellon, claims between Hildene and Hexagon, and derivative claims by Hildene in the name of BNY Mellon and PreTSL XX had previously been dismissed.)  Pursuant to the Settlement Agreement, Bimini, Hildene and PreTSL XX have agreed to dismiss the lawsuit with prejudice and to release all claims between them as of the “Effective Date” (as defined below).

In consideration for the dismissal and release, Bimini has agreed to pay a total of $3.5 million to Hildene and PreTSL XX on the following schedule: $2,250,000 on the Effective Date; $250,000 within 180 days after the Effective Date; and $250,000 on or before each of the first, second, third and fourth anniversary dates of the Effective Date.

PreTSL XX is required to provide written notice of the Settlement Agreement to holders of PreTSL XX securities.  Bimini may void the Settlement Agreement if (i) within 30 days of receipt of the notice, any holder objects in writing to the Settlement Agreement, or (ii) within five days of the receipt of such written objection, any such holder execute an indemnification agreement agreeing to indemnify PreTSL XX for costs incurred to date and costs going forward, including liability, if any, and reasonable attorney’s fees arising out of PreTSL XX’s prosecution of the action against Bimini.  PreTSL XX may void the Settlement Agreement if both of those events occur.   If the Settlement Agreement is not voided, then the Effective Date shall be 15 days after the expiration of the 30 day notice period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2015	BIMINI CAPITAL MANAGEMENT, INC

	By:	/s/ Robert E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer